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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION, CONTACT:

     Neal Miller
     Executive Vice President and Chief Financial Officer
     U.S. RealTel, Inc.
     nmiller@cypresscom.net
     404-442-0234


         U.S. REALTEL, INC. REPORTS IMPROVED FIRST QUARTER 2004 RESULTS

ATLANTA, May 13, 2004 - U.S. RealTel, Inc. (OTCBB: USRT), a national broadband services holding company operating primarily through its wholly owned subsidiary, Cypress Communications, Inc., today reported its consolidated operating and financial results for its first quarter ended March 31, 2004.

FINANCIAL HIGHLIGHTS

         The company reported first quarter 2004 revenue of $19.9 million, a marginal increase from fourth quarter 2003 revenues of $19.8 million, resulting from an increase in recurring revenue from EZ Officesm, a bundled managed service offering. First quarter 2004 revenue also showed a 10 percent decrease from first quarter 2003 revenue of $22.0 million due to the reduction in the customer base acquired in the acquisition of WorldCom's Intermedia Advanced Building Networks unit in 2002. Customer base reductions resulted from contract expirations and the decline in building occupancy rates in buildings serviced by Cypress Communications.

         The company reported a 96% increase in first quarter 2004 EBITDA (net income (loss) excluding net interest, income taxes, depreciation and amortization) of $1,287,000, versus fourth quarter 2003 EBITDA of $655,000 and a 327% increase versus first quarter 2003 EBITDA of $301,000. When comparing EBITDA for the first quarter of 2004 to the first and fourth quarters of 2003, the increase in EBITDA can be primarily attributed to network cost savings realized as a result of the substantial completion of network migration efforts as a competitive local exchange carrier (CLEC) to wholesale interconnection arrangements with the regional bell operating companies and incumbent local telephone companies.

         EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under generally accepted accounting principles ("GAAP"). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing



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useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP.

         Consistent with Securities and Exchange Commission Regulation G, the following table provides a reconciliation of EBITDA to the GAAP measure of operating income (in thousands):

                                     Three Months Ended    Three Months Ended      Three Months Ended
                                     ------------------    ------------------      ------------------
                                       March 31, 2003       December 31, 2003        March 31, 2004
                                       --------------       -----------------        --------------
Net loss, as reported                     $(1,148)               $(1,129)               $  (631)
Adjustments:
Depreciation & amortization                   832                  1,097                  1,196
Interest income                                (8)                    --                     --
Interest expense                              625                    687                    722

EBITDA                                    $   301                $   655                $ 1,287
                                          =======                =======                =======

         The company reported a net loss of $631,000 or ($0.11) per share for the first quarter of 2004 as compared to a net loss of $1,129,000 or ($0.19) per share for the fourth quarter of 2003 and a net loss of 1,148,000 or ($0.20) per share for the first quarter 2003 on 5,874,000 weighted average shares of common stock outstanding for each period respectively. The improvement in the reported net loss is related primarily to the cost savings realized through CLEC migration discussed above.

         As of March 31, 2004, cash, cash equivalents and short-term investments totaled $857-thousand.

         "I am pleased with U.S. RealTel's first quarter 2004 results. We continue to make significant strides in absorbing past acquisitions, stabilizing our customer base and reducing our costs. The net result of these strides is a company with improved financial operating results and better positioned to address the changing needs of our customer base and to address new opportunities. These accomplishments are the result of a concerted effort by all of our associates, and they should be proud of the results to date," said Gregory P. McGraw, president and chief executive officer of U.S. RealTel, Cypress Communications and its subsidiaries.

OPERATIONAL HIGHLIGHTS

         - Cypress Communications launched new initiatives to make its operations more efficient by creating headquarter-based telesales and telemarketing functions to support the company's field operations.

         - U.S. RealTel announced that the company's board of directors had appointed Gregory P. McGraw, the company's president, to the additional post of chief executive officer. Mr. McGraw replaced the former chief executive officer and



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                  director who left the company in March. Mr. McGraw has over 23 years of executive management experience in telecommunications, most recently serving as president and chief operating officer of U.S. RealTel, Cypress
                  Communications and its subsidiaries since February 2002.

BUSINESS OUTLOOK

         U.S. RealTel's wholly owned subsidiary, Cypress Communications, announced a plan to provide managed IP communication solutions using (3)ToneSM Business services from Level 3 Communications through its extensive national network. In addition to the company's other managed telecom, video and Internet solutions, Cypress Communications has begun offering managed IP communications to businesses in Atlanta, its largest market, as a logical first step of a national rollout. Cypress Communications will deliver a managed IP communication solution where it can establish, monitor and manage voice quality of service for the entire network.

         "Traditional phone systems are increasingly being replaced by IP communications, which are far more flexible and robust in terms of functionality," said Mr. McGraw. "We are in a unique position to benefit from these industry advancements due to our experience in managing voice quality-of-service over traditional switching and IP networks, and our unique understanding of the telephony needs of small-to-medium sized business customers."

         "As we continue with our growth strategy and new product offerings, we will continue rationalizing and streamlining our operations to ensure a highly cost-effective network. As a result, U.S. RealTel, operating through Cypress Communications, is effectively positioned to maintain its competitive edge and leadership position," he added.

ABOUT U.S. REALTEL, INC.

U.S. RealTel, Inc., (OTCBB:USRT) is a national broadband services holding company currently operating primarily through its wholly owned subsidiary, Cypress Communications, Inc. Cypress Communications is the preferred communication solution provider in more than 1,300 commercial office buildings in 25 major metropolitan U.S. markets. Each day, Cypress uses its fiber optic and copper broadband infrastructure to connect more than 100,000 employees for over 8,500 small and medium-sized businesses in multi-tenant office buildings. As a single-source provider of communication solutions, Cypress supplies advanced digital and IP phones, unlimited local and long distance calling, business-class Internet connectivity, firewalls, security and VPN solutions, audio/web conferencing and business television solutions. U.S. RealTel, Inc., is headquartered in Atlanta, GA. The company's web address is www.cypresscom.net.

SAFE HARBOR STATEMENT

Safe Harbor Statement under the Private Securities Reform Act of 1995: The statements contained herein, which are not historical facts, are considered forward-looking statements



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under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. Certain of these important factors are described in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

The U.S. RealTel logo is a service mark of U.S. RealTel, Inc. All other marks used herein are the property of their respective owners.